                                                                    EXHIBIT 8(q)

                                AGENCY AGREEMENT


         THIS AGREEMENT dated as of November 1, 2000 is made by and among MAS Funds (the "Fund," which hereinafter refers to MAS Funds or its duly appointed designee), MAS Fund Distribution, Inc. ("Distributor"), Miller Anderson & Sherrerd, LLP ("Adviser") and The Variable Annuity Life Insurance Company (the "Company"), a Texas corporation.


                                   WITNESSETH:

         WHEREAS, the Company has agreed to provide contract owner accounting, record-keeping and administrative services for the segregated variable asset account identified on Exhibit A (collectively, the "Separate Account"); and

         WHEREAS, the Fund, an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), employs a transfer agent to provide services as its transfer agent and dividend disbursement agent (herein, the "Transfer Agent") with respect to, among others, each series of the Fund identified on Exhibit A (each, a "Portfolio"); and

         WHEREAS, it is intended that the Separate Account will purchase shares of the Portfolio(s) to fund certain variable insurance products offered by the Company (each a "Contract"); and

         WHEREAS, it is intended that the Transfer Agent will establish a master account (an "Account") on its mutual fund shareholder accounting system reflecting the aggregate ownership by the Separate Account of shares of a Portfolio and all shareholder transactions by the Separate Account involving such shares (all references herein to "shares" of a Portfolio shall mean the class or classes of shares specifically identified on Exhibit A); and

         WHEREAS, it is intended that the Company will establish individual accounts on its record-keeping system reflecting all transactions by or on behalf of the Separate Account's beneficial owners (collectively, the "Contract Owners") which result in purchases or redemptions by the Separate Account of shares of a Portfolio; and

         WHEREAS, it is intended that the Company will act as agent of the Fund, for purposes of Rule 22c-1 under the 1940 Act ("Rule 22c-1"), solely for the limited purpose of receiving orders by the Separate Account for purchases and redemptions of shares of a Portfolio resulting from transactions by or on behalf of the Contract Owners and recording such purchases and redemptions and making and maintaining records concerning the Contract Owners' interests in a Portfolio on the Company's record-keeping system; and

         WHEREAS, it is intended that the Fund will provide to the Company, upon request, prospectuses, shareholder reports and other information as required with respect to a Portfolio which the Company will furnish to Contract Owners.

         NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the parties hereto, intending to be legally bound, hereby agree and declare as follows:

         Section 1. Appointment as Agent. The Company is hereby appointed as agent for the Fund solely for the limited purpose of receiving orders, in accordance with the operating procedures outlined in Exhibit B (the "Procedures"), for purchases and redemptions by the Separate Account of shares of a Portfolio. Such purchases and redemptions will be based on Contract Owner-level transactions made by or on behalf of Contract Owners that are recorded on the Company's record-keeping system. For purposes of this Agreement, "Contract Owner-level transactions" will include:

                  (a) Any authorized direction to invest contributions by or on behalf of any Contract Owner in a Portfolio in accordance with the terms and conditions established by the Separate Account and the Fund's prospectus relating to the Portfolio (the "Prospectus");

                  (b) Any authorized direction to transfer or exchange existing amounts held on behalf of any Contract Owner by the Separate Account to a Portfolio in accordance with the terms and conditions established by the Separate Account and the Prospectus;

                  (c) Any authorized direction to transfer or exchange existing amounts invested in a Portfolio on behalf of any Contract Owner by the Separate Account to any other investment option offered by the Separate Account, including exchanges between Portfolios, in accordance with the terms and conditions established by the Separate Account and the Prospectus; and

                  (d) Any authorized direction to pay loan, withdrawal or distribution proceeds from the Separate Account to a Contract Owner which results in a redemption of shares of a Portfolio in accordance with the terms and conditions established by the Separate Account and the Prospectus.



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

         The Company will maintain records for the Separate Account and for the Contract Owners reflecting all shares of a Portfolio purchased and redeemed by the Separate Account based on Contract Owner-level transactions (including the date and price for all transactions and share balances) and all reinvestments by the Separate Account of dividends and capital gains distributions paid by a Portfolio. The Company will reconcile on each day on which the New York Stock Exchange, Inc. is open for business (a "Business Day"): (i) all transactions by the Separate Account involving shares of a Portfolio (including purchases, redemptions and reinvestments of dividends and capital gains distributions) with the corresponding Contract Owner-level transactions on the Company's record-keeping system; and (ii) the aggregate position for the Separate Account of all Contract Owners on the Company's record-keeping system with the corresponding balance in the Account as reflected in statements provided by the Transfer Agent for that Business Day. The Company will immediately advise the Transfer Agent in writing of any discrepancies between the Company's records and the balances in the Account. Notwithstanding the Company's appointment under this Agreement as the agent of the Fund to receive orders for the purchases and redemptions by the Separate Account of shares of a Portfolio, the Company will have no authority under this Agreement or otherwise to act as agent for the Fund in respect of or in connection with the distribution of shares of any Portfolio.

         For purposes of complying with Rule 22c-1, the Company, as agent of the Fund, agrees as follows: (i) all Contract Owner orders for a Business Day with respect to a Portfolio received by the Company prior to the time as of which the net asset value is determined for the Portfolio as specified in the Prospectus ("Close of Trading") will be processed at that day's share price and transmitted to the Transfer Agent no later than the next following Business Day in accordance with the Procedures (as defined below); and (ii) the Company will maintain controls and procedures with regard to the processing of Contract Owner trades.

         Section 2. Procedures. The operating procedures governing the parties' responsibilities under this Agreement with respect to instructions for the purchase or redemption of shares of a Portfolio ("Instructions") and price communication are set forth in Exhibit B of this Agreement. (All terms defined in Exhibit B will have the same meaning when used in this Agreement.) The Procedures will be consistent in all material respects with the terms of the Prospectus, applicable requirements of the 1940 Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any other applicable laws and regulations.

         Section 3. Representations and Warranties.

                  (a) Representations and Warranties of the Fund. The Fund represents and warrants that: (i) entry into this Agreement has been duly authorized by the Board of

         Trustees of the Fund and, when executed and delivered, will constitute the valid, legal and binding obligation of the Fund, enforceable in accordance with its terms; (ii) the Fund only conducts business on days on which the New York Stock Exchange, Inc. is open for business; (iii) the shares of each Portfolio are registered or otherwise authorized for issuance and sale in the jurisdictions set forth on Exhibit C; (iv) the Separate Account may place Instructions on each and every Business Day without regard to the number or market value of transactions executed in any prior time periods; (v) it will promptly notify the Company in the event that the Fund is for any reason unable to perform any of its obligations under this Agreement; and (vi) it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and that it will use its reasonable efforts to maintain such qualification (under Subchapter M or any successor or similar provision).

                  (b) Representations and Warranties of the Company. The Company represents and warrants that: (i) entry into this Agreement has been duly authorized by the Company and, when executed and delivered, will constitute the valid, legal and binding obligation of the Company, enforceable in accordance with its terms; (ii) it has duly informed the Separate Account that shares of the Fund and the Portfolio(s) may be sold to the general public and are not restricted for sale to separate accounts of insurance companies or qualified plans under the Code;
         (iii) it has duly informed the Separate Account that neither the Fund nor any Portfolio has agreed to comply with Section 817(h) of the Code or Treasury Regulation 1.817-5, as each may be amended from time to time, relating to the diversification requirements for variable annuity, endowment or life insurance contracts; (iv) the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; (v) the sale of the Contracts shall comply in all material respects with state insurance suitability requirements; and (vi) it will promptly notify the Fund and the Transfer Agent in the event that the Company is for any reason unable to perform any of its obligations under this Agreement.

         Section 4. Instructions. All Instructions communicated by the Company to the Transfer Agent with respect to the Separate Account on any Business Day will be based on Instructions that the Company received and accepted as being in good order from persons authorized to give such Instructions for or on behalf of the Separate Account no later than the Close of Trading on the trade date. Receipt of such communication by the Company will be deemed to be receipt of the same by the Fund. Under no circumstances will the Company change, alter or manipulate any Instructions received by it in good order.



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

         Section 5. Covenants. The Company covenants that it: (i) will not make shares of a Portfolio available in those states in which such shares are not registered or otherwise authorized for sale (as set forth on Exhibit C); (ii) will communicate Instructions for a Business Day to the Transfer Agent which reflect only Contract Owner-level transactions received and accepted as being in good order by the Company before the Close of Trading for that Business Day;
(iii) will promptly verify all statements provided to it by the Transfer Agent and will immediately notify the Transfer Agent in writing of any discrepancies between the records it maintains and those pertaining to the Account as reflected in statements provided by the Transfer Agent; (iv) is and will be responsible for reporting, whether daily, periodic, year-end, annual or special, to the Separate Account, and will assist the Separate Account in reporting to Contract Owners and to applicable federal and state regulatory authorities; and
(v) is and will be solely responsible for the actual delivery to the Separate Account for delivery to Contract Owners of the proceeds of, and the collection of all required withholding of taxes from, all redemptions and the payment of all sums withheld from such redemptions to the applicable federal or state taxation authorities.

         Section 6. Payment for Orders.

                  (a) Payment for Net Purchases. Payment for net purchases of shares of a Portfolio will be wired by the Company to a custodial account designated by the Fund in accordance with the Procedures described in Exhibit B.

                  (b) Payment for Net Redemptions. Payment for net redemptions of shares of a Portfolio will be wired from the Fund's custodial account to the Company in accordance with the Procedures described in Exhibit B.

         Section 7. Communication Materials.

                  (a) Fund Communications. The Fund or its agents will supply or cause to be supplied to the Company the following materials and information with respect to a Portfolio, which the Company will furnish or make available to Contract Owners, where appropriate and as required by applicable law:

                           (i) Fund Prospectuses, Shareholder Reports, Proxy
                  Materials and Related Materials. The Company will be responsible for the timely delivery of all Prospectuses, shareholder reports, proxy materials and related materials to the Contract Owners to the extent required by applicable law, or as specifically required by the Separate Account or reasonably requested by the fiduciaries for the Separate Account.



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

                           (ii) Notice of Dividends and Other Distributions;
                  Reports. The Fund shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Company or its designee notice of any dividends or other distributions payable on the shares of each Portfolio. Dividends and distributions with respect to a Portfolio will be automatically reinvested in additional shares of the Portfolio held by the Separate Account and the Fund shall notify the Company or its designee as to the number of shares so issued. The Company may, in the alternative, elect to receive all dividends and distributions in cash from an Account that has been specifically established with the Fund for the purpose of paying out all such dividends and distributions (a "Cash Account").

                           (iii) Monthly Statements by the Transfer Agent. The
                  Fund will cause the Transfer Agent to deliver to the Company a statement for the preceding calendar month reflecting the shares of each Portfolio held by the Separate Account as of the end of such preceding month and all purchases and redemptions by the Separate Account of shares of a Portfolio during such preceding month.

                  (b) Review of Communication Materials. The Company may prepare communication ,disclosure or marketing materials, based on the current Prospectus and information supplied by the Fund under Section 7(a) above, for Contract Owners, which describe the Fund, a Portfolio or a Portfolio's investment adviser or sub-adviser in the same format as that used for the other investment options offered by the Separate Account. The Company will supply the Fund with copies of such materials within a reasonable period of time in advance of their intended distribution to Contract Owners. The Company agrees not to use any such materials without the prior written approval of the Fund and will be responsible for filing such materials with, and obtaining any necessary approvals from, all appropriate regulatory authorities in connection with such use.

         Section 8. Records of the Company.

                  (a) Maintenance of Records. The Company will maintain records sufficient to identify the date and time of receipt of all Contract Owner-level transactions involving a Portfolio.

                  (b) Access to Records. At the request of the Fund, the Company will make available copies of all records of Contract Owner-level transactions maintained by the Company as may be reasonably requested by the Fund or the Transfer Agent to ensure compliance with applicable law. The Company agrees that such records will be made



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

         available to the Securities and Exchange Commission in accordance with the requirements of Rule 17Ad-7(g) under the Exchange Act. At the request of the Company, and subject to any confidentiality obligations of the Fund or the Transfer Agent, the Fund will cause the Transfer Agent to make available copies of records maintained by the Transfer Agent relating to investments in a Portfolio by the Separate Account as may be reasonably requested by the Company to ensure compliance with applicable law.

         Section 9. Expenses. The Company shall be responsible for paying any expenses it incurs in connection with the performance of its obligations under this Agreement. The costs will include, but are not limited to, transaction processing and any requested and required corrections thereto. The costs of distributing to the Contract Owners Prospectuses, shareholder reports, proxy materials and other materials that are provided to the Company pursuant to
Section 7 of this Agreement, will be paid by the Company or the Separate
Account.

         Section 10. Indemnification of Parties.

                  (a) Indemnification by the Company. The Fund, its affiliates, and their respective officers, directors, trustees, employees, agents, and persons, if any, who control them within the meaning of the Securities Act of 1933, as amended, (the "MSDW Indemnified Persons") will not be held responsible, and the Company will indemnify and hold the MSDW Indemnified Persons harmless from and against any and all reasonable losses, damages, costs, charges, counsel fees, payments, expenses, and liabilities directly or indirectly arising out of or relating to: (i) the Company's lack of good faith, gross negligence, or willful misconduct in carrying out its duties and responsibilities under this Agreement; (ii) any breach of this Agreement or violation of law by the Company; (iii) any breach by the Company of any obligation to the Separate Account or the Contract Owners; (iv) any failure by the Company to communicate Instructions within the time period set forth in the Procedures; (v) any communication of Instructions by the Company which has not been, or is claimed not to have been, authorized by or on behalf of the Separate Account; (vi) any error or omission in, or cancellation of, any Instruction communicated by the Company to the Fund or the Transfer Agent; (vii) any material misstatement, or material omission of a material fact necessary to make the information not misleading or untrue, contained in any registration statement or prospectus for the Contracts or contained in any Contract or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), provided that this agreement to indemnify shall not apply if such misstatement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the



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

         Fund for use in such documents or otherwise for use in connection with the sale of the Contracts or Portfolio shares; (viii) any statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Fund not supplied by the Company or persons under its control and other than statements or representations authorized by the Fund) or unlawful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Portfolio shares; or (ix) any material misstatement, or material omission of a material fact necessary to make the information not misleading or untrue, contained in any registration statement, prospectus, or sales literature of the Fund (or any amendment thereof or supplement thereto) if such misstatement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company.

                  (b) Indemnification by the Fund. The Company, its affiliates, and their respective officers, directors, employees, and agents (the "Company Indemnified Persons") will not be held responsible and the Fund will indemnify and hold the Company Indemnified Persons harmless from and against any and all reasonable losses, damages, costs, charges, counsel fees, payments, expenses, and liabilities directly or indirectly arising out of or attributable to: (i) the Fund's lack of good faith, gross negligence, or willful misconduct in carrying out its duties and responsibilities under this Agreement; (ii) any breach of this Agreement or violation of law by the Fund; (iii) any breach by the Fund of any obligation to the Separate Account or the Contract Owners; or (iv) any material misstatement, or material omission of a material fact necessary to make the information not misleading or untrue, contained in any Portfolio Prospectus.

                  (c) Indemnification by the Adviser. The Company Indemnified Persons will not be held responsible and the Adviser will indemnify and hold the Company Indemnified Persons harmless from and against any and all reasonable losses, damages, costs, charges, counsel fees, payments, expenses, and liabilities directly or indirectly arising out of or attributable to: (i) any material misstatement, or material omission of a material fact necessary to make the information not misleading or untrue, contained in any registration statement, prospectus or sales literature for the Fund (or any amendment or supplement to any of the foregoing), provided that this agreement to indemnify shall not apply if such misstatement or omission was made in reliance upon and in conformity with information furnished to the Fund or the Adviser by or on behalf of the Company for use in such documents or otherwise for use in connection with the sale of the Contracts or Portfolio shares;
         (viii) any statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for



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

         the Contracts not supplied by the Fund or persons under its control and other than statements or representations authorized by the Company) or unlawful conduct of the Fund or Adviser or persons under their control, with respect to the sale or distribution of the Contracts or Portfolio shares; or (ix) any material misstatement, or material omission of a material fact necessary to make the information not misleading or untrue, contained in any registration statement, prospectus, or sales literature for the Contracts (or any amendment thereof or supplement thereto) if such misstatement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund.

         Section 11. Confidentiality. All information, books, records, and data supplied by one party to another party in connection with the negotiation or carrying out of this Agreement are and will remain the property of the party supplying such material and will be kept confidential by the receiving party except as may be required by law, as authorized in writing by the party supplying such material, or in the event such material is otherwise made available to the public.

         Section 12. Insurance.

                  (a) The Company agrees to maintain appropriate insurance coverage as shall be reasonably necessary in light of its obligations under this Agreement.

                  (b) The Fund agrees to maintain such insurance coverage as is required under Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time.

         Section 13. Compensation. The Fund shall pay no fee or other compensation to the Company under this Agreement.

         Section 14. Governing Law. This Agreement will be governed exclusively by the laws of the State of New York.

         Section 15. Notices. Every notice required by this Agreement will be deemed given when sent in accordance with the Procedures or, as to any matter not addressed by the Procedures, the next Business Day if sent by a nationally recognized overnight courier service that provides evidence of receipt or the same Business Day if sent by 3:00 p.m. (receiving party's time) by facsimile transmission and confirmed by a telephone call, otherwise, the next Business Day, in each case to such address or to such facsimile number as will be designated from time to time by each party pursuant to a written notice (reference Exhibit D).



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         Section 16. Assignment. No party will assign any of its rights, powers or duties under this Agreement without the other parties' written consent and any purported assignment in violation of this Agreement shall be void.

         Section 17. Amendment or Termination of Agreement.

                  (a) The parties to this Agreement may agree in writing to amend this Agreement at any time in whole or in part.

                  (b) Any party may terminate this Agreement at any time on sixty (60) days' written notice to the other parties (which notice may be waived by such other parties).

                  (c) Notwithstanding the sixty day notice requirement of paragraph (b) of this section, any party may terminate this Agreement effective immediately on written notice to the other parties in the event of any violation or breach of any of the provisions of this Agreement by another party (the "Breaching Party") which is not cured within thirty (30) days after written notice has been given to the Breaching Party specifying the nature of the violation or breach.

                  (d) Notwithstanding the sixty day notice requirement of paragraph (b) of this section, the Company may terminate this Agreement with respect to any Portfolio effective immediately on written notice to the Fund and the Adviser: (i) based upon the Company's determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; (ii) in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or (iii) in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Fund may fail to so qualify.

                  (e) This Agreement will automatically terminate: (i) upon the discontinuance of the Fund as an investment option offered by the Separate Account; (ii) if, at any time, the authorizations, licenses, qualifications or registrations required to be maintained by any of the parties to this Agreement in connection with the performance of its respective duties under this Agreement lapse or cease to remain in full force and effect; or (iii) if, due to changes in the laws or for other reasons, any action to be taken or service to be provided under this Agreement should become unlawful.



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

                  (f) Notwithstanding any termination of this Agreement, the Fund shall at the option of the Company, continue to make available additional shares of the Portfolio(s) pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (the "Existing Contracts"), unless, with respect to a Portfolio, such further sale of Portfolio shares is proscribed by law, regulation or applicable regulatory body, or unless the Fund determines that liquidation of the Portfolio following termination of this Agreement is in the best interests of the Portfolio. Specifically, subject to the foregoing, Contract Owners that own Existing Contracts shall be permitted to redeem shares of the Portfolio(s) and/or purchase shares of the Portfolio(s) upon the making of additional purchase payments under the Existing Contracts. In such event, the Company shall continue to serve as an agent of the Fund for the limited purpose of receiving such purchase and redemption orders in accordance with the Procedures.

         Section 18. Severability. If any provision of this Agreement is or becomes inconsistent with any applicable law or rule, the provision will be deemed rescinded or modified to the extent necessary to comply with such law or rule. In all other respects this Agreement will continue in full force and effect.

         Section 19. Waiver. No term of this Agreement may be waived or changed except in writing signed by each party. Failure to insist on strict compliance with this Agreement or with any of its terms or any continued conduct will not be considered a waiver by any party of its rights under the Agreement. This Agreement contains the entire understanding between the parties.

         Section 20. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be an original and all of which together will be deemed one and the same document.



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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by their duly authorized officers as of the day and year first above written.




Attest:                                THE VARIABLE ANNUITY LIFE
                                       INSURANCE COMPANY

                                       By:
----------------------------------        --------------------------------
                                       Title:
                                             -----------------------------


Attest:                                MAS FUNDS

                                       By:
----------------------------------        --------------------------------
                                       Title:
                                             -----------------------------


Attest:                                MAS FUND DISTRIBUTION, INC.

                                       By:
----------------------------------        --------------------------------
                                       Title:
                                             -----------------------------


Attest:                                MILLER ANDERSON & SHERRERD, LLP

                                       By:
----------------------------------        --------------------------------
                                       Title:
                                             -----------------------------

                                    EXHIBIT A

                  SEPARATE ACCOUNTS/CONTRACT(S)/PORTFOLIOS




SEPARATE ACCOUNTS:                                FORM NUMBER AND NAME OF CONTRACT(S)
-----------------                                 -----------------------------------
The Variable Annuity Life Insurance               [INSERT]

Company Separate Account A



PORTFOLIOS:
-----------

MAS Funds Mid Cap Growth Portfolio

Adviser Class shares

                                    EXHIBIT B

                              OPERATING PROCEDURES

         Unless otherwise defined below, all capitalized terms have the meanings specified in the Agency Agreement of which this Exhibit is a part.

A. TRANSMITTAL OF PORTFOLIO INFORMATION. With respect to each Portfolio, the Fund will provide the Company with (i) the net asset value per share of the Portfolio determined as of the Close of Trading (the "Share Price") on each Business Day; (ii) dividend and capital gains distribution information on ex-date, but no later than the first Business Day following each ex-date established for the payment of dividends or capital gains distributions by the Portfolio; and (iii) in the case of fixed income and money market Portfolios which declare dividends daily, the daily accrual interest rate factor. The Fund will use its best efforts to communicate such information to the Company or its designee by 6:30 p.m. Eastern Time each Business Day; however, the Fund reserves the right to communicate the Share Price at a time later than 6:30 p.m. Eastern Time due to extraordinary or unforeseen circumstances.

B. TRANSMITTAL OF INSTRUCTIONS. The Company agrees that, unless otherwise agreed to in writing with the Fund, Instructions derived from Contract Owner-level transactions received by the Company prior to the Close of Trading on any Business Day ("Day 1") will be transmitted to the Transfer Agent by facsimile no later than 10:00 a.m. Eastern Time on the following Business Day ("Day 2") (such Instructions are referred to as "Day 1 Trades"). Each transmission by the Company of a net purchase and redemption order relating to a Business Day will constitute a representation by the Company that such net order was based on Contract Owner-level transactions received and accepted by the Company in good order prior to the Close of Trading on that Business Day, and that the net order included all such Contract Owner-level transactions so received by the Company.

All Instructions transmitted to the Transfer Agent will be communicated in U.S. dollars and will indicate the date of the transaction. On Business Days where there are no Instructions, or where the net dollar amount for purchases and redemptions for the Separate Account equals zero, the communication will so indicate. The Company acknowledges that certain cash flows may be known on or before a trade date, and the Company agrees to use its reasonable efforts to notify the Transfer Agent of such cash flows before such trade date.



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

C. PRICING OF ORDERS. Day 1 Trades communicated to the Transfer Agent by 10:00 a.m. Eastern Time on Day 2 will be effected at the Share Price for the applicable Portfolio on Day 1.

D. SETTLEMENT.

         1. PURCHASE ORDERS. In the case of Day 1 Trades that constitute a net purchase order, the Company will arrange for a federal funds wire transfer of the net purchase amount to a custodial account designated by the Fund by 5:00 p.m. Eastern Time on Day 2.

         2. REDEMPTION ORDERS. In the case of Day 1 Trades that constitute a net redemption order, the Fund will arrange for a federal funds wire transfer of the net redemption amount to a custodial account designated by the Company by 5:00 p.m. Eastern Time on Day 2, or in no instance later than the time provided for in the applicable Portfolio's Prospectus.

         3. GENERALLY. Settlements will be in U.S. dollars. On any Business Day when the Federal Reserve Wire Transfer System is closed, all communication and processing rules for the settlement of Instructions stated herein will be suspended. Instructions will be settled on the next Business Day on which the Federal Reserve Wire Transfer System is open. Transactions that are the subject of such Instructions will be processed at the Share Price for the applicable Portfolio on the Business Day to which the Instructions originally relate.

E. DIVIDENDS AND OTHER DISTRIBUTIONS. The Fund will furnish the Company or its designee same day notice of any dividends or other distributions payable on the shares of each Portfolio. Dividends and distributions with respect to a Portfolio will be automatically reinvested in additional shares of the Portfolio held by the Separate Account, and the Fund will notify the Company or its designee as to the number of shares so issued, provided however, that if the Company has established a Cash Account (for the shares held by the Separate Account), all dividends and distributions with respect to a Portfolio will be paid in cash by the Fund to the Company.

F. CONFIRMATION AND VERIFICATION. The Fund will cause the Transfer Agent to deliver to the Company: (i) confirmations of Instructions received from the Company, and (ii) a statement for the preceding calendar month reflecting the shares of each Portfolio held by the Separate Account as of the end of such preceding month and all purchases and redemptions by the Separate Account of shares of a Portfolio during such preceding month. The Company will promptly on receipt of any confirmation or statement concerning an Account verify the



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

information contained therein against the information contained on the Company's record-keeping system and immediately advise the Transfer Agent in writing of any discrepancies between such information. The Fund and the Company will cooperate to resolve any such discrepancies as soon as reasonably practicable.

G. ERRORS AND ADJUSTMENTS.

         Correcting Net Asset Value Errors. If the Fund provides materially incorrect net asset value information with regard to the Portfolio(s) through no fault of the Company, the Company shall be entitled to an adjustment with respect to shares of the Portfolio(s) purchased or redeemed to reflect the correct net asset value per share. The determination of the materiality of any net asset value pricing error shall be based on the Security and Exchange Commission's (the "SEC") recommended guidelines regarding such errors. The correction to any such errors shall be made at the Account level and shall be made pursuant to the SEC's recommended guidelines. Any material error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported promptly to the Company.

         Processing Adjustments. In the event of any error or delay with respect to these Procedures that is caused by the Fund or the Transfer Agent, the Fund will make any adjustments on its (or the Transfer Agent's) accounting system necessary to correct such error or delay. In the event of any error or delay with respect to these Procedures that is caused by the Company, upon written notice from the Company, the Fund will make any adjustments on its (or the Transfer Agent's) accounting system necessary to correct such error or delay. The Company will make the corresponding adjustments on its record-keeping system. The Company and the Fund will each provide the other with prompt notice of any errors or delays of the type referred to in these Procedures.



                                       16
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                                    EXHIBIT C

         The shares of each Portfolio identified on Exhibit A are registered or otherwise authorized for sale in all states.

                                    EXHIBIT D

         Notices required by the Agreement should be sent as follows:

If to the Company:                  The Variable Annuity Life Insurance Company
                                    2929 Allen Parkway
                                    Houston, Texas 77019
                                    Attn.: General Counsel
                                    Phone: (713) 526-5251/Fax: (713) 831-1106

If to the Fund:                     MAS Funds
                                    One Tower Bridge
                                    West Conshohocken, PA 19428-2899
                                    Attn.: MAS Funds President
                                    Phone: (610) 940-5065/Fax: (610) 940-0652

If to the Distributor:              MAS Fund Distribution, Inc.
                                    One Tower Bridge
                                    West Conshohocken, PA 19428
                                    Attn: President of MASDI
                                    Phone: (610) 940-5065/Fax: (610) 940-0652

If to the Adviser:                  Miller Anderson & Sherrerd, LLP
                                    One Tower Bridge
                                    West Conshohocken, PA 19428
                                    Attn: Lorraine Truten,
                                    Phone: (610) 940-565/Fax: (610) 940-0652

with a copy to:                     Morgan Stanley Dean Witter Investment
                                    Management
                                    Attention: General Counsel
                                    1221 Avenue of the Americas
                                    New York, NY 10020

If to the Transfer Agent:           Chase Global Funds Services Company
                                    73 Tremont Street
                                    Boston, MA 02108
                                    Attn: MAS Funds Team
                                    Phone: (800) 548-7786/Fax: (617) 557-8697



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